UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

HYBRID COATING TECHNOLOGIES INC.
Formerly known as EPOD SOLAR INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53459	20-3551488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

950 John Daly blvd, Suite 260, Daly City, CA 94015	94015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 491-3449

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On February 21, 2012, Hybrid Coating Technologies Inc.. (the “Company”) completed the closing (the “Closing”) of a private placement financing (the “Private Placement”) in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D and under Regulation S, as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, for net proceeds of US $119,500.

     The Private Placement consists of 10% convertible debentures with a due date of February 21, 2015 (“Debentures” and individually a “Debenture”), of which each Debenture shall be convertible into units (“Units” and individually "Unit") of the Corporation. Each Unit shall have a conversion price of USD $1.45 (“Conversion Price”) per Unit. Each Unit shall consist of: (i) 1 (one) share of the Company’s common stock (“Common Stock”) par value $0.001 per share; and (ii) ½ (one half) of one stock purchase warrant. Each whole stock purchase warrant (“Warrant”) is exercisable at any time prior to February 21, 2015, at an exercise price of USD $2.10 per Share, to purchase 1 (one) additional Share.

     Copies of the Securities Purchase Agreement and Form of Debenture are attached hereto. The foregoing descriptions are qualified in their entirety to such exhibits, which are incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

     The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.is filed as an exhibit hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit	Description
No.
4.2	Form of 10% Convertible Debenture (Pursuant to Regulation (S)
10.1	Form of Securities Purchase Agreement (Pursuant to Regulation (S)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYBRID COATING TECHNOLOGIES INC.

By: /s/:Joseph Kristul
Joseph Kristul
President and Chief Executive Officer

Date: February 23, 2012